UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2010
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 ARC Wireless Solutions, Inc.
(Exact Name of Registrant as Specified in its Charter)

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Utah
(State or other jurisdiction of incorporation)

000-18122	87-0454148
(Commission File Number)	(IRS Employer Identification No.)

10601 West 48th Avenue Wheat Ridge, Colorado	80033-2285
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   303-421-4063

Former Name or Former Address, if Changed Since Last Report:   Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of July 13, 2010, Mr. Gordon Jonathan Bernstein has been appointed to the Board of Directors of ARC Wireless Solutions, Inc. (the “Company”). Mr. Bernstein has also been appointed as a member of the Board's Audit Committee and the Board's Compensation Committee. The Board has determined that Mr. Bernstein meets the independence standards and the Audit Committee Composition standards under the NASDAQ Rules and Securities and Exchange Commission Rules. Mr. Bernstein will also serve as the Company’s designated Audit Committee Financial Expert. Mr. Bernstein will serve for a term that will expire at the next shareholders’ meeting at which directors are elected, or until a respective successor is duly elected and approved.

Mr. Bernstein is currently a Founding Partner and the Managing Member of Blackbern Partners LLC, a Private Investment Partnership. He has held this position since January of 2010. Since November of 2008 Mr. Bernstein has also served as the Vice President for Business Development and Vice Chairman of Corfin Industries LLC, a semiconductor component preparation services company. Prior to these positions, Mr. Bernstein served as a research Associate at Merlin Securities from June to October of 2008, and as an Investment Analyst at Pershing Square Capital Management from June 2004 until June 2006. Mr. Bernstein also serves as the Chairman of Minds Matter of NYC, a not-for-profit organization whose mission is to transform the lives of accomplished high school students from low-income families by broadening their dreams and preparing them for college success. Mr. Bernstein received his MBA from Columbia University and has a degree in electrical engineering from Cornell University.

As of the date of this Report on Form 8-K, no decisions have been made regarding Mr. Bernstein’s compensation as a director of the Company.

Item 8.01:   Other Events.

On July 13, 2010, the Company issued a press release, attached hereto as Exhibit 99.1.

Item 9.01:   Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description of Exhibits

Exhibit 99.1	Press Release dated as of July 13, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC Wireless Solutions, Inc.

July 13, 2010	By:	/s/ Jason Young
Jason Young
Chief Executive Officer

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